                                                                      EXHIBIT 21
--------------------------------------------------------------------------------
                                                  SUBSIDIARIES OF THE REGISTRANT

         Set forth below is a listing of all of the existing subsidiaries of the Registrant. The Registrant owns 100% of the stock of each of the subsidiaries listed below.

SUBSIDIARIES                                   STATE OR NATION OF INCORPORATION
------------                                   --------------------------------


BioMune Corporation...................................................Delaware

Nabi Foreign Sales, Ltd. ................................Barbados, West Indies